Registration No. 333-111320
As filed with the Securities and Exchange Commission on March 14, 2006

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PLATO LEARNING, INC
(Exact name of registrant as specified in its charter)

DELAWARE	36-3660532
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
10801 NESBITT AVENUE SOUTH
BLOOMINGTON, MN 55437
(Address of Principal Executive Office, including ZIP code)
PLATO LEARNING, INC. 2002 STOCK PLAN
(Full title of the plan)
MICHAEL A. MORACHE
PRESIDENT AND CHIEF EXECUTIVE OFFICER
PLATO LEARNING, INC.
10801 NESBITT AVENUE SOUTH
BLOOMINGTON, MN 55437
(Name and address of agent for service)
(952) 832-1000
(Telephone number, including area code of agent for service)
DEREGISTRATION OF SECURITIES
On December 18, 2003, the Company filed a registration statement on Form S-8 (File No. 333-111320) (the “Registration Statement”) relating to a total of 2,000,000 shares of Common Stock, par value $0.01 per share, issuable under its PLATO Learning, Inc. 2002 Stock Plan (the “Plan”). In March 2006, the Company adopted the PLATO Learning, Inc. 2006 Stock Incentive Plan (the “2006 Plan”), which by its terms includes within it all shares remaining which have not been awarded under the Plan, plus all shares subject to awards made under the Plan that after the effectiveness of the 2006 Plan expire, are forfeited, canceled, settled, or otherwise terminated without a distribution of shares to the participant. The Company is filing a registration statement on Form S-8 relating to the shares of Common Stock issued pursuant to awards under the 2006 Plan, as well as all nonstatutory stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares or other stock awards under the 2006 Plan. This Post-Effective Amendment No. 1 to the Registration Statements hereby deregisters 1,140,628 shares of Common Stock of the Company that were previously registered pursuant to the Registration Statement that have not been sold or otherwise issued as of the date hereof.

EXHIBITS
24.1	Powers of attorney, filed as an exhibit to the Company’s Registration Statement on Form S-8 filed on March 9, 2006 (File No. 333-132290) and incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bloomington, state of Minnesota on the 13th day of March, 2006.

PLATO LEARNING, INC.

By:	/s/ Michael A. Morache

MICHAEL A. MORACHE, President and Chief Executive Officer
     Pursuant to the requirements of the Securities Exchange Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael A. Morache Michael A. Morache	President and Chief Executive Officer (Principal Executive Officer)	March 13, 2006

/s/ Laurence L. Betterley Laurence L. Betterley	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	March 13, 2006

/s/ Robert J. Rueckl Robert J. Rueckl	Vice President, Controller and Chief Accounting Officer	March 13, 2006

/s/ Joseph Duffy * Joseph Duffy	Director	March 13, 2006

/s/ Ruth Greenstein * Ruth Greenstein	Director	March 13, 2006

/s/ Thomas G. Hudson * Thomas G. Hudson	Director	March 13, 2006

/s/ Debra A. Janssen * Debra A. Janssen	Director	March 13, 2006

/s/ Susan E. Knight * Susan E. Knight	Director	March 13, 2006

/s/ M. Lee Pelton * M. Lee Pelton	Director	March 13, 2006

/s/ John T. Sanders * John T. Sanders	Director	March 13, 2006

/s/ David W. Smith * David W. Smith	Director	March 13, 2006

*	By Michael A. Morache, attorney-in -fact

EXHIBIT INDEX
24.1	Powers of attoney, filed as an exhibit to the Company’s Registration Statement on Form S-8 filed on March 9, 2006 (File No. 333-132290) and incorporated herein by reference.